Exhibit 5.1

January 30, 2026

SM Energy Company

1700 Lincoln Street, Suite 3200

Denver, Colorado 80203

Re:	SM Energy Company Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8, (the “Registration Statement”) of SM Energy Company, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which, in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated as of November 2, 2025 between the Company, Cars Merger Sub, Inc. and Civitas Resources, Inc. (“Civitas”), is registering up to (a) 5,308,135 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) issuable under the Civitas Resources, Inc. 2024 Long Term Incentive Plan (the “2024 LTIP”), (b) 274,470 shares of Common Stock issuable under the Civitas Resources, Inc. 2021 Long Term Incentive Plan (the “2021 LTIP”), (c) 794,732 shares of Common Stock issuable under the Extraction Oil & Gas, Inc. 2021 Long Term Incentive Plan (the “Extraction 2021 LTIP”), and (d) 992 shares of Common Stock issuable under the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan (the “2017 LTIP” and together with the 2024 LTIP, 2021 LTIP, and Extraction 2021 LTIP, the “Plans,” and such shares of Common Stock, collectively, the “Shares”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Plans and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others. We have also assumed without independent investigation that there are no agreements or understandings between or among the Company and any participants in the Plans that would expand, modify or otherwise affect the terms of the Plans or the respective rights or obligations of the participants thereunder.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plans, as applicable, and against payment therefor in accordance with the terms of the form of agreement documenting the awards under which the Shares may be issued, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

Gibson, Dunn & Crutcher LLP
2001 Ross Avenue Suite 2100 | Dallas, TX 75201-2923 | T: 214.698.3100 | F: 214.571.2900 | gibsondunn.com

January 30, 2026

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). This opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher, LLP